EXHIBIT 32



                           SECTION 1350 CERTIFICATIONS



     To my knowledge, this report on Form 10-Q (the "Report") for Tri-County Financial Corporation (the "Company") for the period ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

                                        TRI-COUNTY FINANCIAL CORPORATION

                                        By:/s/ Michael L. Middleton
                                           -------------------------------------
                                           Michael L. Middleton
                                           President and Chief Executive Officer



                                        By:/s/ William J. Pasenelli
                                           -------------------------------------
                                           William J. Pasenelli
                                           Executive Vice President and Chief
                                           Financial Officer

Date:  August 12, 2003